AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN JACKSON NATIONAL ASSET
                     MANAGEMENT, LLC AND PPM AMERICA, INC.

This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and PPM AMERICA, INC., a Delaware corporation and registered investment adviser ("Sub-Adviser").

WHEREAS, the Adviser and the Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 16, 2007 ("Agreement"), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios of JNL Series Trust.

WHEREAS, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

WHEREAS, the Adviser desires to appoint the Sub-Adviser to provide, and the Sub-Adviser has agreed to provide, additional sub-investment advisory services to the following new investment portfolio of JNL Series Trust, effective upon execution or, if later, the date that initial capital for such investment portfolio is first provided: 1) JNL/PPM America Floating Rate Income Fund.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated December 31, 2010, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated December 31, 2010, attached hereto.

IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of September 10, 2010, effective as of December 31, 2010.

JACKSON NATIONAL ASSET					PPM AMERICA, INC.
MANAGEMENT, LLC


By:  /s/ Mark D. Nerud                      By:  /s/ Mark B. Mandich

Name:    Mark D. Nerud				    Name:  Mark B. Mandich

Title:   President and CEO			    Title:  Executive Vice President &
                                                    Chief Operating Officer
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                                   SCHEDULE A

                           DECEMBER 31, 2010 (Funds)


                   JNL/PPM America Floating Rate Income Fund


                      JNL/PPM America High Yield Bond Fund


                       JNL/PPM America Mid Cap Value Fund


                      JNL/PPM America Small Cap Value Fund


                       JNL/PPM America Value Equity Fund

SCHEDULE B

                               DECEMBER 31, 2010
                                 (Compensation)



                   JNL/PPM America Floating Rate Income Fund


AVERAGE DAILY NET ASSETS                    ANNUAL RATE

$0 to $300 Million                              0.25%

Amounts over $300 Million                       0.20%



                      JNL/PPM America High Yield Bond Fund


AVERAGE DAILY NET ASSETS                    ANNUAL RATE

$0 to $150 Million                              0.20%

$150 Million to $300 Million                    0.175%

Amounts over $300 Million                       0.15%



                       JNL/PPM America Mid Cap Value Fund


AVERAGE DAILY NET ASSETS                    ANNUAL RATE

$0 to $150 Million                              0.25%

$150 Million to $300 Million                    0.20%

Amounts over $300 Million                       0.17%



                      JNL/PPM America Small Cap Value Fund


AVERAGE DAILY NET ASSETS                    ANNUAL RATE

$0 to $150 Million                              0.25%

$150 Million to $300 Million                    0.20%

Amounts over $300 Million                       0.17%



                       JNL/PPM America Value Equity Fund


AVERAGE DAILY NET ASSETS                    ANNUAL RATE

$0 to $150 Million                              0.25%

$150 Million to $300 Million                    0.20%

Amounts over $300 Million                       0.17%